UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

January 31, 2014

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, New York	10022-4731
(Address of principal executive offices)	(Zip Code)

(212) 421-7850

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2014, Forest Laboratories, Inc., a Delaware corporation (the “Company”) entered into an indenture, dated as of January 31, 2014 (the “2019 Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee, for the sale of $1,050,000,000 aggregate principal amount of its 4.375% senior notes due 2019 (the “2019 Senior Notes”). The Indenture provides that the 2019 Senior Notes are general unsecured, senior obligations of the Company.

The Company will pay interest on the 2019 Senior Notes at 4.375% per annum, semi-annually in arrears on February 1 and August 1, commencing on August 1, 2014. The Company may redeem all or a portion of the 2019 Senior Notes at any time prior to February 1, 2019 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus, except in the case of a redemption occurring on or after November 3, 2018, an applicable premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company merges or consolidates or sells all or substantially all of its assets, the Company will be required to make an offer to repurchase the 2019 Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

On January 31, 2014, the Company entered into an indenture, dated as of January 31, 2014 (the “2021 Indenture” and together with the 2019 Indenture, the “Indentures”), among the Company and Wells Fargo Bank, National Association, as trustee, for the sale of $750,000,000 aggregate principal amount of its 4.875% senior notes due 2021 (the “2021 Senior Notes” and, together with the 2019 Senior Notes, the “Notes”). The Indenture provides that the 2021 Senior Notes are general unsecured, senior obligations of the Company.

The Company will pay interest on the 2021 Senior Notes at 4.875% per annum, semi-annually in arrears on February 15 and August 15, commencing on August 15, 2014. The Company may redeem all or a portion of the 2021 Senior Notes at any time prior to February 15, 2021 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus, except in the case of a redemption occurring on or after November 17, 2020, an applicable premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company merges or consolidates or sells all or substantially all of its assets, the Company will be required to make an offer to repurchase the 2019 Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indentures contains covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of its subsidiaries without such subsidiary guaranteeing the notes on a pari passu basis; and (iii) consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Indentures also provide for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the applicable then-outstanding Notes to be due and payable immediately. The foregoing description of the material terms of the each of the Indentures is qualified in its entirety by reference to the applicable Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

On January 31, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Morgan Stanley & Co. LLC as representative of the several initial purchasers that provides holders of each series of Notes certain rights relating to registration of each series of Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange each series of Notes for series of publicly registered notes (the “Exchange Securities”) and will use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than October 28, 2014. Upon the exchange offer registration statement being declared effective, the Company will use its commercially reasonable efforts to consummate the Exchange Offer promptly after filing such exchange offer registration statement and will keep the exchange offer open for not less than 20 business days after the date notice of the Exchange Offer is mailed to the holders of the notes. If and for so long as the Company has not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer (the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. The foregoing description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 31, 2014, pursuant to the Agreement and Plan of Merger, dated January 7, 2014 (as amended, the “Merger Agreement”), among Company, FRX Churchill Holdings, Inc., a Delaware corporation (“Holdings”) and wholly owned indirect subsidiary of the Company, FRX Churchill Sub, LLC (f/k/a FRX Churchill Sub, Inc.), a Delaware limited liability company (“Merger Sub”) and wholly owned indirect subsidiary of Holdings, and Aptalis Holdings Inc., a Delaware corporation (“Aptalis”), Merger Sub merged with and into Aptalis, with Aptalis continuing as the surviving corporation and a indirect wholly owned subsidiary of Holdings (the “Merger”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of Aptalis common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, other than any dissenting shares and any shares held by Aptalis, Holdings or any of their respective subsidiaries, was converted into the right to receive its pro rata share (the “Per Share Merger Consideration”), without interest and less applicable income or employment tax withholding, of an aggregate purchase price equal to $2,900,000,000 minus Aptalis’s existing indebtedness and related fees and costs, minus certain of Aptalis’s expenses, plus the aggregate exercise price applicable to Aptalis’s outstanding options immediately prior to the Effective Time (as described below), and plus certain cash amounts, all as further described in the Merger Agreement.

Each Aptalis restricted stock unit and stock option, whether vested or unvested, that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Per Share Merger Consideration in the case of restricted stock units or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option, in each case, less applicable income or employment tax withholding.

The aggregate consideration payable to the former stockholders of Aptalis in the Merger in respect of their securities, and to cash out Aptalis options and restricted stock units, is approximately $1.7 billion. In addition, in connection with the Merger, the Company repaid approximately $1.25 billion of Aptalis debt and paid approximately $61 million of certain Aptalis expenses. The Company funded the acquisition with cash from its balance sheet and the proceeds of the bond offering described above.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company with the United States Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Current Report on Form 8-K (File No. 1-5438) filed on January 8, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 3, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated balance sheets of Aptalis, as of September 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2013, including the notes thereto, and Schedule II were filed by the Company with the SEC as Exhibit 99.3 to the Current Report on Form 8-K (File No. 1-5438) filed on January 27, 2014, and are incorporated herein by reference thereto.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined statements of operations for the six months ended September 30, 2013 and for the year ended March 31, 2012, unaudited pro forma combined balance sheet as of September 30, 2013, and the accompanying notes were filed by the Company with the SEC as Exhibit 99.4 to the Current Report on Form 8-K (File No. 1-5438) filed on January 27, 2014, and are incorporated herein by reference thereto.

(d)	Exhibits:

Exhibit No.	Exhibit Description

4.1	Indenture for the 4.375% Senior Notes, dated as of January 31, 2014, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture for the 4.875% Senior Notes, dated as of January 31, 2014, between Forest Laboratories, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of January 31, 2014, by and among Forest Laboratories, Inc., as issuer, and Morgan Stanley & Co. LLC, as representative of the initial purchasers.

99.1	Press Release, dated February 3, 2014.

99.2*	Audited consolidated balance sheets of Aptalis Holdings, Inc., as of September 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2013, including the notes thereto, and Schedule II. Incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed January 27, 2014.

99.3*	Unaudited pro forma combined statements of operations for the six months ended September 30, 2013 and for the year ended March 31, 2012, unaudited pro forma combined balance sheet as of September 30, 2013, and the accompanying notes. Incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed January 27, 2014.

*	As previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President, Chief Financial Officer